[LOGO OF WIPFLI]	Exhibit 23.1

Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-49592) pertaining to the Bank Mutual Corporation Employee Stock Ownership Plan of our report dated June 3, 2003, with respect to the financial statements and schedules of the Bank Mutual Corporation Employee Stock Ownership Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2002.

Wipfli Ullrich Bertelson LLP

June 20, 2003

Green Bay, Wisconsin